Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as September 2, 2005, is entered into by and between NOVADEL PHARMA, INC; a Delaware corporation with principal executive offices at 25 Minneakoning Road, Flemington, New Jersey 08822 (the “Company”), and MICHAEL E.B. SPICER, residing at 25 Princess Pine Lane, Easton, CT 06612 (the “Executive”). The Company and the Executive each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

        WHEREAS, the Parties entered into that certain Employment Agreement dated December 20, 2004, (the “Agreement”), pursuant to the Company employed the Executive as Chief Financial Officer of the Company and the Executive agreed to serve in that capacity.

        WHEREAS, the Agreement provided for certain terms and conditions for which the Parties agreed upon; and

        WHEREAS, the parties desire to amend the Agreement to provide an additional sum of compensation to be used for Moving/relocation expenses.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties, the Parties hereto, do hereby agree as follows:

1.	Compensation. Section 4(g) of the Agreement shall be amended and restated in its entirety to provide as follows:

  “4(g) Moving/relocation Expenses. The Company will provide the Executive with a sum not to exceed twenty-five thousand dollars ($25,000), to be used incrementally for funding of his relocation expenses (upon presentation of valid receipts), to cover various relocation expenses for Executive and his family from their current domicile to a location in closer proximity to the Company. Until Executive is prepared to relocate his family, the Company will additionally reimburse Executive for his rent on his current apartment in Flemington, NJ for a period of eight (8) months, as well as for commutation expenses from Connecticut (tolls & mileage) for eight (8) months. For the amounts paid to the Executive up to the sum of this $25,000 under the aegis of Moving/relocation Expenses as heretofore written are subject to full restitution by the Company in the event that Executive leaves the Company before completion of one (1) year of service. Such restitution is subject to the sum of $25,000 paid to the Executive for the first eight (8) months of employment. The Company will provide the executive with an additional sum not to exceed twenty-five thousand dollars ($25,000) for incremental funding of relocation and/or commutation expenses (upon presentation of valid receipts). Such additional sum will commence on September 1, 2005 and end June 30, 2006, and will cover all relocation and/or commutation expenses including but not limited to his rent, if applicable and tolls, mileage and other related relocation costs. The Company will also pay for up to ninety (90) days of storage of household goods. For the amounts paid to the Executive up to the additional sum of $25,000 provided for under the aegis of Moving/relocation Expenses as heretofore written are subject to full restitution by Executive to the Company in the event that Executive leaves the Company before completion of eighteen (18) months of service.”

2.	Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms of the Agreement shall remain in full force and effect.

3.	Capitalized Terms. Capitalized terms used but not defined in the Amendment shall have the meanings ascribed to them in the Agreement.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Remainder of page left intentionally blank
Signature page follows

IN WITNESS WHEROF, the duly authorized officers of the Parties have executed the Agreement as of the dates set forth below their respective signatures.

NOVADEL PHARMA INC.	MICHAEL E. B. SPICER
By: /s/ GARY A. SHANGOLD	By: MICHAEL E.B. SPICER
Name: Gary A. Shangold, M.D	Name: Michael E.B. Spicer
Title: President and CEO	Title: Chief Financial Officer
Date: September 2, 2005	Date: September 2, 2005